EXHIBIT 15-B

[Letterhead of Deloitte & Touche]

Deloitte &
    Touche
- - ------------------------------------------------------------------------------
                             Suite 900                Telephone (313) 396-3000
                             600 Renaissance Center
                             Detroit, Michigan 48243-1704



April 29, 1994


Chrysler Financial Corporation
27777 Franklin Road
Southfield, Michigan

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Chrysler Financial Corporation and consolidated subsidiaries for the periods ended March 31, 1994 and 1993, as indicated in our report dated April 19, 1994; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, is incorporated by reference in Registration Statement No. 33-50285 on Form S-3 and Registration Statement No. 33-52421 on Form S-3.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/ Deloitte & Touche